UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:

April 24, 2003

BAIRNCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

1-8120

 13-3057520

(State or other jurisdiction of        (Commission

(IRS Employer

incorporation or organization)        File Number)

Identification No.)

300 Primera Boulevard, Suite 432, Lake Mary,   FL  32746

(Address of principal executive offices)       (Zip Code)

(407) 875-2222

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

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ITEM 5.

OTHER EVENTS AND REGULATION FD DISCLOSURE

Bairnco Corporation (the “Corporation”) is filing herewith a press release issued on Thursday, April 24, 2003, as Exhibit 99.1 which is incorporated by reference herein.  This press release was issued to announce that at the Annual Meeting held today the stockholders elected the nominees for director recommended by the Board of Directors and ratified the Board’s selection of Ernst & Young LLP as Bairnco’s auditors for the 2003 fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIRNCO CORPORATION

By:

/s/ Lawrence C. Maingot

Lawrence C. Maingot

Controller

Date:

April 24, 2003

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EXHIBIT INDEX

Exhibit

Description

99.1

Press Release

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EXHIBIT 99.1

BAIRNCO CORPORATION

300 PRIMERA BOULEVARD, SUITE 432

LAKE MARY, FLORIDA  32746

(407) 875-2222

PRESS RELEASE

BAIRNCO ANNOUNCES ELECTION OF DIRECTORS AT STOCKHOLDERS MEETING.

Lake Mary, Florida, April 24, 2003 - Bairnco Corporation (NYSE-BZ) reported at the Annual Meeting held today the stockholders elected the nominees for director recommended by the Board of Directors and ratified the Board’s selection of Ernst & Young LLP as Bairnco’s auditors for the 2003 fiscal year.

Bairnco Corporation is a diversified multinational company that operates two distinct businesses - Arlon (Engineered Materials and Components segment) and Kasco (Replacement Products and Services segment).  Arlon’s principal products include high technology materials for the printed circuit board industry, cast and calendered vinyl film systems, custom-engineered laminates and special silicone rubber compounds and components. Kasco’s principal products include replacement band saw blades for cutting meat, fish, wood and metal, and on site maintenance primarily in the meat and deli departments.  Kasco also distributes equipment to the food industry in France.

CONTACT:    Larry C. Maingot, Bairnco Corporation

Telephone:  (407) 875-2222, ext. 230

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